SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 20, 2004

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of corporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 252-2000

N/A

(Former name or former address, if changed since last report)

The undersigned registrant hereby amends and restates in its entirety, and as set forth herein, its Current Report on Form 8-K dated April 20, 2004, previously filed with the Securities and Exchange Commission on April 20, 2004. Specifically, Exhibit 99.0 of Item 7 of the Current Report on Form 8-K dated April 20, 2004, has been amended to correct an erroneous presentation in Exhibit II of the “Pos./(Neg.) Impact of Currency (in % pts)” for the three months ended March 31, 2003, in every instance.

Item 7.    Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired: None

(b)  Pro forma financial information: None

(c)  Exhibits:

This exhibit is furnished pursuant to Items 9 and 12 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

99.0	Press release dated April 20, 2004

Item 9.    Regulation FD Disclosure and

Item 12.    Disclosure of Results of Operations and Financial Condition.

On April 20, 2004, Mattel issued a press release regarding its 2004 first quarter results of operations, a copy of which is furnished as Exhibit 99.0 hereto. This exhibit is incorporated herein by reference.

In its 2004 first quarter press release, Mattel includes a non-GAAP financial measure, gross sales, which it uses to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance.

Net sales, as reported in the consolidated statements of operations, include the impact of sales adjustments, such as trade discounts and other allowances. Gross sales represent sales to customers, excluding the impact of sales adjustments. Consistent with its segment reporting, Mattel presents changes in gross sales as a metric for comparing its aggregate, business unit and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because most sales adjustments are not allocated to individual brands, making net sales less meaningful. A reconciliation of gross sales to the most directly comparable GAAP financial measure, net sales, is provided in Exhibit II to the press release furnished as Exhibit 99.0 in this Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Date: April 20, 2004

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